                                                                 EXHIBIT 32.2

                                  CERTIFICATION

This   certification   is   provided   pursuant   to  Section  906  of  the
Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2004 of American Insured Mortgage Investors - Series 85, L.P. (the "Issuer").

I, Cynthia O. Azzara, Executive Vice President, Chief Financial Officer and Treasurer, certify that to the best of my knowledge:

   (i) the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

   (ii) the information contained in the Form 10-Q fairly represents, in all material respects, the financial condition and results of operations of the Issuer.


                                               AMERICAN INSURED MORTGAGE
                                               INVESTORS - SERIES 85, L.P.
                                               (Registrant)

                                               By:      CRIIMI, Inc.
                                               General Partner



August 12, 2004                                /s/Cynthia O. Azzara
---------------                                -------------------------------
Date                                           Cynthia O. Azzara
                                               Executive Vice President, Chief
                                               Financial Officer and Treasurer


A signed original of this written statement required by Section 906 has been provided to the General Partner and will be retained by the General Partner and furnished to the Securities and Exchange Commission or its staff upon request.